UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	April 23, 2015
MEDIA GENERAL, INC.
(Exact name of registrant as specified in its charter)
Commonwealth of Virginia	1-6383	46-5188184
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
333 E. Franklin St., Richmond, VA		23219
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code		(804) 887-5000
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

The Annual Meeting of the Company was held on April 23, 2015, for the purposes enumerated below. As of the February 27, 2015 record date, there were 130,096,348 shares of Media General’s Voting Common Stock, issued and outstanding and entitled to be voted at the Annual Meeting. 108,216,369 shares of Media General’s Voting Common Stock were represented in person or by proxy at the Annual Meeting, which constituted a quorum to conduct business at the meeting.

1)	The following votes were cast in reference to electing members to the board of directors.

	Shares Voted “FOR”	Shares Voted “WITHHELD”	Shares Broker Non-Votes
J. Stewart Bryan III	106,614,249	1,602,120	0
Diana F. Cantor	98,218,733	9,997,636	0
Royal W. Carson III	106,307,030	1,909,339	0
H.C. Charles Diao	98,386,767	9,829,602	0
Dennis J. FitzSimons	106,141,760	2,074,609	0
Soohyoung Kim	103,867,282	4,349,087	0
Douglas W. McCormick	107,036,905	1,179,464	0
John R. Muse	106,368,008	1,848,361	0
Wyndham Robertson	106,688,154	1,528,215	0
Vincent L. Sadusky	99,827,109	8,389,260	0
Thomas J. Sullivan	106,555,928	1,660,441	0

2)	Stockholders voted in favor of the proposed amendments to the 1995 Long-Term Incentive Plan. 103,901,469 shares were voted in favor; 4,036,595 shares were voted against; 278,305 shares abstained.

3)

Stockholders voted in favor of a resolution creating the Media General, Inc. Employee Stock Purchase Plan. 106,888,641 shares were voted in favor; 933,646 shares were voted against; 394,082 shares abstained.

4)

Stockholders voted in favor of a resolution approving the compensation paid to the Company’s named executive officers as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, included in the Compensation Discussion and Analysis, the compensation tables and narrative discussion. 103,229,819 shares were voted in favor; 4,643,256 shares were voted against; 343,294 shares abstained.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDIA GENERAL, INC.
(Registrant)

Date April 27, 2015
/s/ James F. Woodward
James F. Woodward
Senior Vice President,
Chief Financial Officer